Exhibit 21


                           List of Subsidiaries of INTERCO


                                                             Jurisdiction of
          Name of Subsidiary                                  Incorporation
          __________________                                 _______________

          Action Transport, Inc.                             Delaware
          Action Industries, Inc.                            Virginia
          Broyhill Furniture Industries, Inc.                North Carolina
          Broyhill Transport, Inc.                           North Carolina
          Calzado Deportivo de Reynosa S.A.                  Mexico
          Converse Inc.                                      Delaware
          Converse Star I, Inc.                              Massachusetts
          Converse Star II, Inc.                             Massachusetts
          Converse EMEA Ltd.                                 Delaware
          Converse Export Co., Ltd.                          Barbados
          Florsheim Australia, Ltd.                          Victoria, Australia
          Florsheim Europe S.R.L.                            Italy
          Florsheim Pacific, Ltd.                            Hong Kong
          Florsheim S.A. de C.V.                             Mexico
          The Florsheim Shoe Co. Proprietary Limited         Australia
          The Florsheim Shoe Store Company - Midwest         Delaware
          The Florsheim Shoe Store Company - Northeast       Delaware
          The Florsheim Shoe Store Company - West            Delaware
          Hy-Test, Inc.                                      Missouri
          Florsheim Canada, Inc.                             Ontario, Canada
          Interfashions Industries, S.A.                     Costa Rica
          Julius Marlow Proprietary Limited                  Australia
          Lane Advertising, Inc.                             Virginia
          The Lane Company, Incorporated                     Virginia
          L.J. O'Neill Shoe Company                          Missouri
          Textilera Tres Rios, S.A.                          Costa Rica
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